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                                                                   Exhibit 10.34

THIS IS AN IMPORTANT LETTER WHICH SETS OUT THE TERMS AND CONDITIONS OF YOUR GROUP OVERDRAFT FACILITY. PLEASE NOTE THAT OVERDRAFTS ARE REPAYABLE ON DEMAND. WE RECOMMEND THAT YOU TAKE INDEPENDENT LEGAL ADVICE IF YOU HAVE ANY DOUBTS REGARDING THE TERMS AND CONDITIONS OF THE FACILITY.

                                                [NATWEST LOGO]
                                                SLS MANCHESTER
                                                ADDRESS:   11 St James's Square
Date: 2/12/03                                              Manchester
                                                           M2 6FU
                                                TELEPHONE: 0161 242 3943
PRIVATE & CONFIDENTIAL

Drew Scientific Distribution Limited, Company Number 3933012
Drew Scientific Limited, Company Number 1351145
Sowerby Woods Industrial Estate
Park Road
Barrow-in-Furness
Cumbria
LA14 4QR



Dear Sirs


MULTI-CURRENCY OVERDRAFT FACILITY
ACCOUNT HOLDING BRANCH/OFFICE:  Barrow-in-Furness Branch (sorting code 01 00 61)

I write to advise the terms and conditions upon which the Bank is willing to make available to you a multi-currency overdraft facility for the purpose of your business.

1.   DEFINITIONS

In this letter the following expressions shall have the following meanings:-

     "BANK" means National Westminster Bank Plc and its successors and assigns;

     "EURO" means the single currency adopted or to be adopted by participating member states under the Treaty establishing the European Union;

     "FACILITY" means the multi-currency overdraft facility made available or to be made available on the terms and conditions set out in this letter;

     "FACILITY ACCOUNTS" means the Sterling Current Accounts, the Foreign Currency Current Account and the Foreign Currency Creditor Account;

     "FACILITY LIMIT" means L360,000;

     "FOREIGN CURRENCY" means any non-Sterling currency (including the euro) which is freely convertible into Sterling and readily available in the London Interbank Market;

     "FOREIGN CURRENCY CREDITOR ACCOUNT" means the account denominated in United States Dollars referenced 140-01-6648738 in name of Drew Scientific Limited on which the Facility is made available;

     "FOREIGN CURRENCY CURRENT ACCOUNTS" means:-

     (i) the current account denominated in euros referenced 550-00-6809375 in name of Drew Scientific Limited

     (ii) the current account denominated in United States Dollars referenced 140-00-6393713 and in name of Drew Scientific Limited on which the Facility is made available;


         National Westminster Bank Plc Registered Number 929027 England
              Registered Office: 135 Bishopsgate, London EC2M 3UR
  Agency agreements exist between members of The Royal Bank of Scotland Group

     "GROSS LIMIT" means L1,000,000;

     "STERLING" and the sign "L" means the lawful currency of the United
     Kingdom;

     "STERLING CURRENT ACCOUNTS" means the current accounts denominated in Sterling on which the Facility is made available, as follows:-

     account number 61023876 in name of Drew Scientific Distribution Limited account number 60925701 in name of Drew Scientific Limited

     "UNITED STATES DOLLARS" and "US$" mean the lawful currency of the United States of America.

2    CREDITOR ACCOUNTS

2.1 The Foreign Currency Creditor Account should remain in credit at all times and the Bank may decline to pay a cheque (or allow any other payment or withdrawal) which could result in a cleared debtor balance. If the Bank does pay a cheque (or allows any other payment or withdrawal) resulting in a cleared debtor balance it will not mean that a borrowing facility has been established or that the Bank will agree to pay any other cheque (or allow any other payment or withdrawal) which would have the same effect.

3    OVERDRAFT LIMIT(S) AND UTILISATION

3.1 The Facility may be utilised by overdrawing the Facility Accounts, subject to clause 2.1, up to the Facility Limit. The Facility Limit must not at any time be exceeded.

3.2 In addition, the aggregate of the cleared debtor balances on the Facility Accounts must not at any time exceed the Gross Limit.

3.3  For the purpose of calculating utilisation of the Facility:-

     (a) any cleared credit balances on the Sterling Current Accounts will be netted against any cleared debit balances on the Sterling Current Accounts; then

     (b) any credit balances on the Foreign Currency Current Accounts and the Foreign Currency Creditor Account will be netted against any debit balances on the Foreign Currency Current Accounts in the same Foreign Currency; then

     (c) the Sterling equivalent of the net balances on the Foreign Currency Current Accounts and the Foreign Currency Creditor account shall be calculated by reference to the prevailing market rate of exchange; and then

     (d) the Sterling equivalent of the net balances on the Foreign Currency Current Accounts and the Foreign Currency Creditor Account will be netted against (or aggregated with) the net balance on the Sterling Current Accounts.

3.4 The Bank may decline to pay a cheque (or allow any other payment or withdrawal) from a Facility Account (whether in credit or debit) which would result in either the Facility Limit or the Gross Limit being exceeded. This may mean that one of you may not be able to draw on a credit balance on a Facility Account in your name as a result of a debit balance on another Facility Account. It is your responsibility to liaise with each other to ensure that these arrangements do not have an adverse effect on the operations of each Facility Account.

3.5 If the Bank does pay a cheque (or allows any other payment or withdrawal) resulting in either the Facility Limit or the Gross Limit being exceeded it will not mean that the relevant limit has changed or that the Bank will agree to pay any other cheque (or allow any other payment or withdrawal) which would have that effect.

3.6 The Bank may disregard any uncleared credits for the purposes of calculating the utilisation of the Facility (and any interest payable) and compliance with the Gross Limit. If however the Bank does pay a cheque (or allows any other payment or withdrawal) against uncleared credits this does not mean that it is bound to do so at other times.

4    PRECONDITIONS

4.1 The Bank will not be obliged to make the Facility available until the following conditions have been met:-

     (a) any security required in terms of Clause 9 of this letter has been valued and completed to the Bank's satisfaction; and

     (b) you have accepted the Facility on the terms and conditions set out in this letter by returning the duplicate of this letter with the acknowledgement duly signed, within 28 days of the date of this letter.


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5    AVAILABILITY

5.1 The Facility is repayable upon demand in accordance with normal banking practice.

5.2 Without prejudice to its overall right to call for repayment on demand, it is the Bank's present intention that the Facility will be available until 31st October 2004. The Facility will be reviewed on that date but may be extended by mutual agreement.

5.3 The Bank will always give notification of its intention to place a restriction on your ability to make drawings on the Facility.

5.4 You may at any time advise us in writing that the Facility is no longer required.

6    SET OFF. RETENTION AND APPROPRIATION

6.1 In addition to any other rights to which it may be entitled, including rights under any guarantee or security, the Bank may retain, set off or appropriate any credit balances (whether current or not yet due) either on the Facility Accounts or any other accounts any of you may have with the Bank against any debit balances on the Facility Accounts, liabilities of any of you under any guarantees granted by any of you in connection with the Facility, or any other obligations any of you may owe to the Bank whether present, future, actual or contingent.

6.2 The Bank may exercise any of these rights without prior notice both before and after demand and in so doing may, where required, convert between currencies at the prevailing market rate of exchange.

7    INTEREST

STERLING CURRENT ACCOUNTS

7.1 Interest on the Sterling Current Accounts will be charged by the Bank as follows:-

     (a) on that part of the aggregate of the cleared debtor balances on the Sterling Current Accounts equal to the aggregate of the cleared creditor balances on the Sterling Current Accounts, at 0% per annum; and

     (b) on that part of the aggregate of the cleared debtor balances on the Sterling Current Accounts in excess of the aggregate of the cleared creditor balances on the Sterling Current Accounts at 2% per annum over the Bank's Sterling Base Rate.

7.2 The Bank's Sterling Base Rate as at 1st December 2003 was 3.75% per annum. Changes to the Bank's Sterling Base Rate may be made at any time and with immediate effect, such changes being advised by way of press notice.

7.3 Such interest will be calculated both before and after demand, decree or judgment on a daily basis and a year of 365 days and debited by the Bank to Sterling Current Account number 60925701 quarterly on the final business day of March, June, September and December (or such other dates as the Bank may advise from time to time).

FOREIGN CURRENCY CURRENT ACCOUNTS

7.4 Interest on any debtor balances on the Foreign Currency Current Accounts will be charged at 2% per annum over the Bank's relevant Currency Lending Rate. The Bank's Currency Lending Rates are variable and will therefore change from time to time.

7.5 Such interest will be calculated separately for each Foreign Currency Current Account both before and after demand, judgment or decree on a daily basis and a year of 360 days (or such other period as reflects market convention in the relevant currency) and shall be debited to the respective Foreign Currency Current Accounts quarterly on the first business day of March, June, September and December.

8    COSTS

8.1 An arrangement fee of L3600 is payable and will be debited to Sterling Current Account 60925701 following receipt by the Bank of your acceptance of the terms and conditions of the Facility as set out in this letter or following your first utilisation of the Facility, whichever is the earlier. You will also be jointly and severally responsible for paying any costs incurred by the Bank in connection with the Facility whether as a result of any of you breaking the terms of the Facility or not. These costs will include (but not be limited to) costs of taking and discharging any security; taking steps, including court action, to obtain payment; enforcing and/or preserving the Bank's rights under any security held for the Facility; tracing any of you if any of you change address without notice and communicating with any of you if any of you break the terms of the Facility. If such costs remain unpaid then they may be debited by the Bank to any of the Facility Accounts.
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9    SECURITY

9.1  The Facility will be secured by the following:-

     (a)  the existing available security held by the Bank as follows:-

        (i) Debentures by, and an Unlimited Inter Company Composite Guarantee between, Drew Scientific Distribution Limited, Drew Scientific Limited, Drew Scientific Group plc and Counting Technology Limited
        (ii)   a Guarantee for L100,000 by Keith Raymond Drew supported by:
               (a)  a Charge of Deposit in respect of monies held with the
                    Bank in account number 61054879
        (iii)  a Guarantee for L10,000 by Andrew Charles Kenney supported by:
               (a)  a Charge of Deposit in respect of monies held with the
                    Bank in account number 61054895
        (iv)   a Guarantee for L10,000 by David Jonathan Blain supported by:
               (a)  a Charge of Deposit in respect of monies held with the
                    Bank in account number 78039525
        (v)    a Guarantee for L100,000 by Michael John Sipple-Asher
        (vi)   a Guarantee for L140,000 by James Conor Maxwell supported by:
               (a)  a Charge of Deposit in respect of monies held with the
                    Bank in account number 61054917
        (vii)  a Guarantee for L50,000 by Christopher John Madden supported by:
               (a)  a Charge of Deposit in respect of monies held with the
                    Bank in account number 61055417

     (b)  new security required by the Bank for the Facility as follows:-
        (i) a Charge of Deposit in respect of monies held with Coutts & Co in account number to be advised in the name of M J Sipple-Asher to support the Guarantee detailed in clause 8.1(a)(v)

     (c)  all further available security which the Bank may in future obtain.

9.2 All security will require to be granted in the Bank's preferred form. The value of the security will be reviewed regularly and, without prejudice to its overriding right to call for repayment on demand, the Bank may seek additional security if there is a significant drop in the value of the security held.

10   FINANCIAL INFORMATION

10.1 To enable the Bank to monitor the Facility each of you will provide:-

     (a) as soon as they become available but in any event within 270 days after the end of the respective financial year, your audited financial statements for that year;

     (b) as soon as they become available but in any event no later than 30 days after the end of the accounting period to which they relate, and in a format acceptable to the Bank, the monthly management accounts of Drew Scientific Group plc incorporating balance sheet and profit and loss account;

     (c) promptly, all notices or other documents sent to your shareholders and/or your creditors; and

     (d) promptly, such further information regarding your financial condition and operations as the Bank may reasonably request (including audited financial statements where not already supplied).

11   MISCELLANEOUS

11.1 The Bank may debit any of the Facility Accounts in accordance with the terms of Clauses 7 and 8 of this letter even if it results in the Facility Limit or the Gross Limit being exceeded.

11.2 These terms and conditions will not be affected in any way by any of the Facility Accounts being allocated another account number/reference by the Bank or being transferred to another branch, office or department of the Bank.

11.3 The Bank may change any of these terms and conditions by giving at least 30 days' written notice to you.

11.4 In the event of the Bank demanding repayment of the Facility in terms of Clause 5 of this letter:-

     (a) subject to Sub-Clause 11.4(c) below, you will require to repay any debtor balances on the Foreign Currency Current Accounts in immediately available funds of the relevant Foreign Currency (or such other funds as my for the time being be customary for the settlement of international banking transactions in such Foreign Currency);

     (b) all payments under the Facility will require to be made without set off or counterclaim and free and clear of any deduction, whether of present or future taxes, stamp duty or other charges unless you are required by law to make such payment subject to any deduction or withholding in which case the relevant payment will require to be increased to the extent necessary to ensure that the Bank receives a sum equal to the sum which it would have received had you not been required to make such a deduction or withholding;
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     (c)  the Bank reserves the right, at any time after the serving of demand, to convert all or any balances on the Foreign Currency Current Accounts and the Foreign Currency Creditor Account (together with any accrued interest and unpaid costs, charges, fees and expenses denominated in Foreign Currency) to Sterling at the prevailing market rate of exchange and pass a corresponding debit against any Sterling Current Account.

11.5 Unless otherwise agreed, requests for new Facility Accounts must be submitted to the Bank at least 5 business days in advance (in the case of Foreign Currency Current Accounts and Foreign Currency Creditor Accounts, using the relevant application form required by the Bank).

11.6 The Bank's agreement to the addition/removal of Facility Accounts to/from the facility may be subject to these terms and conditions being suitably amended to the Bank's satisfaction.

Please indicate acceptance of the above terms and conditions by arranging for the acknowledgement on the duplicate of this letter to be signed and returned to me. The Bank will not be obliged to provide the Facility until the acknowledgement on the duplicate of this letter has been returned duly signed.

The Bank may, at its option, treat any usage of the Facility as acceptance (without amendment) of the terms and conditions of this letter.

Please do not hesitate to contact me if you require clarification of any of the above terms and conditions.

Yours faithfully
For and on behalf of
National Westminster Bank Plc



/s/ A. Bruce
------------------------
Andrew Bruce
Senior Corporate Manager

Having decided that the proposed Facility is appropriate and in their interests, the undernoted signatories hereby accept the Facility on the above terms and conditions.

For and on behalf of Drew Scientific Distribution Limited

Signature/s                                            Date/s
             ---------------------------------------           -----------------

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For and on behalf of Drew Scientific Limited

Signature/s                                            Date/s
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1186460/FACorp/KC/NWSLSM